UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 16, 2018

PROCACCIANTI HOTEL REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-217578	81-3661609
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1140 Reservoir Avenue

Cranston, Rhode Island 02920-6320

(Address of principal executive offices)

(401) 946-4600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 1.01 Entry into a Material Definitive Agreement.

First Amendment to Dealer Manager Agreement

Procaccianti Hotel REIT, Inc. (the “Company”) is party to that certain Dealer Manager Agreement, by and among the Company, S2K Financial LLC (the “Dealer Manager”), and Procaccianti Hotel REIT, L.P., the Company’s wholly owned subsidiary and operating partnership (the “Operating Partnership”), dated August 2, 2018 (the “Dealer Manager Agreement”). The Dealer Manager Agreement governs the distribution by the Dealer Manager of the Company’s Class K shares of common stock (“K Shares”), Class K-I shares of common stock (“K-I shares”) and Class K-T shares of common stock (“K-T Shares”) in the Company’s public offering (the “Offering”).

Pursuant to the Dealer Manager Agreement, and prior to the Dealer Manager Agreement Amendment (defined and described below), K Shares were subject to selling commissions of up to 5.0% of the gross proceeds from the sale of K Shares in the primary portion of the Offering.

On November 16, 2018, the Company, the Operating Partnership and the Dealer Manager entered into the First Amendment to the Dealer Manager Agreement (the “Dealer Manager Agreement Amendment”), which increased the amount of selling commissions payable to the Dealer Manager to up to 7.0% of the gross proceeds from the sale of K Shares sold in the primary portion of the Offering. Selling commissions will continue to be funded with the proceeds from the sale of Class A shares of common stock (“A Shares”) to Procaccianti Hotel Advisors, LLC (the “Advisor”), the Company’s external advisor that is affiliated with the Company’s sponsor, or its affiliates.

The foregoing summary of the terms of the Dealer Manager Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the Dealer Manager Agreement Amendment, a copy of which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

First Amendment to Advisory Agreement

The Company, the Operating Partnership and the Advisor are parties to that certain Amended and Restated Advisory Agreement, dated August 2, 2018 (the “Advisory Agreement”), pursuant to which the Advisor oversees the day-to-day operations of the Company, among other things.

Pursuant to the Advisory Agreement, and prior to the Advisory Agreement Amendment (defined and described below), the Advisor or its affiliates were obligated to purchase A Shares sufficient to fund the amount equal to the difference between $10.00 and the initial offering price per K-I Share of $9.50 with respect to K-I Shares sold in the primary portion of the Offering. Further, the Company shall not reimburse the Advisor for organizational and offering expenses to the extent such reimbursement would cause the total amount of organizational and offering expenses attributable to the Offering paid by the Company and the Operating Partnership to exceed 15.0% of the gross proceeds from the Offering raised as of the date of the reimbursement. Such reimbursement of the Advisor or its affiliates may take the form of the issuance of Class A shares of common stock to the Advisor or such affiliates, with A Shares valued at $10.00, or may be funded with proceeds from the sale of A Shares.

On November 16, 2018, the Company, the Operating Partnership and the Advisor entered into the First Amendment to the Amended and Restated Advisory Agreement (the “Advisory Agreement Amendment”) in order to (i) clarify that the Advisor or its affiliates are obligated to purchase A Shares in sufficient quantity to fund payment of the amount equal to the difference between the applicable estimated net asset value per K-I Share and the offering price of K-I Shares sold in the primary portion of the Offering, and (ii) provide that the Company shall not reimburse the Advisor for organizational and offering expenses to the extent such reimbursement would cause the total amount of organizational and offering expenses attributable to the Offering paid by the Company and the Operating Partnership to exceed 15.0% of the gross proceeds of the Offering as of the termination of the Offering. Such reimbursement of the Advisor or its affiliates may take the form of the issuance of A Shares to the Advisor or such affiliates, with such A Shares valued at the applicable estimated net asset value per K Share, or may be funded with proceeds from the sale of A Shares.

The foregoing summary of the terms of the Advisory Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the Advisory Agreement Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 8.01 Other Events.

Revised Primary Offering Price per K-I Share

The offering price for K-I Shares in the primary portion of the Offering is now $9.30 per K-I Share. K-I Shares will continue to be issued pursuant to the Company’s distribution reinvestment plan at $9.50 per K-I Share.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	First Amendment to Dealer Manager Agreement, dated November 16, 2018, by and among Procaccianti Hotel REIT, Inc., S2K Financial LLC, and Procaccianti Hotel REIT, L.P.
10.1	First Amendment to Amended and Restated Advisory Agreement, dated November 16, 2018, by and among Procaccianti Hotel REIT, Inc., Procaccianti Hotel Advisors, LLC and Procaccianti Hotel REIT, L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

PROCACCIANTI HOTEL REIT, INC.

Date: November 16, 2018	By:	/s/ Gregory Vickowski
Gregory Vickowski
Chief Financial Officer